UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2020

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.10	LXU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective as of March 5. 2020, the Board of Directors (the “Board”) of LSB Industries, Inc. appointed Diana M. Peninger as an independent member of the Board.  The Board did not appoint Ms. Peninger to any committees of the Board at this time.

Ms. Peninger is a highly accomplished executive with a career spanning 30 years in the global chemical sector.  From 2007 through 2016, she held various roles within Celanese Corporation including, Vice President, Acetyl Intermediates, a $2.3B global commodity business portfolio, Vice President and General Manager, EVA Performance Polymer Business serving the medical, adhesives, solar and film industries and as Vice President General Manager for Nutrinova Specialty Food Ingredients business. As Director of Corporate Strategy and Business Development, she led the initiatives to establish manufacturing locations in low cost regions of China and Middle East.  She is currently the CEO of Geneva Lake Partners, an advisory firm working with middle market private industrial companies.  In addition, Ms. Peninger serves on the board of Rogers Group, Inc. where she chairs the compensation committee and is a member of the audit committee.  Previously she served as the Board Vice-Chair of the Committee of 200, a non-profit organization comprised of influential women CEOs and business executives.

Item 8.01 Other Events

On March 5, 2020, the Board nominated Steven L. Packebush to stand for election as an independent member of the Board to replace Jack E. Golsen upon his retirement from the Board of Directors at the 2020 Annual Meeting of Stockholders.

Mr. Packebush is a founder and principal in Elevar Resources, LLC, a company providing advisory and consulting services and capital solutions for companies in the agriculture and energy markets.  Prior to Elevar Resources, Mr. Packebush worked at Koch Industries, Inc. for over 30 years, retiring in March 2018. Until his retirement, he was the president of Koch Ag & Energy Solutions.   Mr. Packebush currently serves on the EuroChem Group AG Board of Directors, Wichita State University Board of Trustees, Kansas State University Dean’s Agriculture Advisory Board, and The Fundamental Learning Center Board of Directors.  Previously he served on the Board of Directors of Caribbean Nitrogen, Nitrogen 2000, KOCHPAC, and The Fertilizer Institute.  He has also served on The Fertilizer Institute’s executive Committee and the Koch Industries’ Compliance and Ethics Committee.

Attached as Exhibit 99.1 is a copy of the press release of LSB Industries, Inc. (the “Company”), dated March 10, 2020.

The information contain in this item 8.01 of this Form 8-K and the Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934 (as amended), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (as amended), except as shall be expressly set forth by specific reference to this Item 8.01 in such filing.

Item 9.01 Exhibits

(d) Exhibits

Exhibit NumberDescription

99.1Press Release issued by LSB Industries, Inc. dated March 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2020

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	CEO and President

4